EXHIBIT 21
FRANKLIN ELECTRIC CO., INC.
SUBSIDIARIES OF THE REGISTRANT

Subsidiary	State or Country of Organization	Percent of Voting Stock Owned
2M Company, Inc.	Montana	100
Cookson & Zinn (PTL) Limited	United Kingdom	100
Coverco S.r.l.	Italy	100
Drillers Service, Inc.	North Carolina	100
FE Latin America B.V.	Netherlands	100
FE Subsidiaries S. de R.L. de C.V.	Mexico	100
FELE C.V.	Netherlands	100
Franklin Control Systems, LLC	Oregon	100
Franklin Electric (Australia) Pty. Ltd.	Australia	100
Franklin Electric (Chile) Ltda	Chile	100
Franklin Electric (SEA) Pty. Ltd.	Singapore	100
Franklin Electric (South Africa) Pty. Ltd.	South Africa	100
Franklin Electric (Suzhou) Co., Ltd.	China	100
Franklin Electric (Zambia) Ltd.	Zambia	100
Franklin Electric B.V.	Netherlands	100
Franklin Electric Botswana Pty. Ltd.	Botswana	100
Franklin Electric Canada, Inc.	Canada	100
Franklin Electric Colombia SAS	Colombia	100
Franklin Electric Europa GmbH	Germany	100
Franklin Electric Germany Holding GmbH	Germany	100
Franklin Electric Holding B.V.	Netherlands	100
Franklin Electric India Private Ltd.	India	100
Franklin Electric Industria de Motobombas SA	Brazil	100
Franklin Electric International, Inc.	Delaware	100
Franklin Electric NL BV	Netherlands	100
Franklin Electric S.r.l	Italy	100
Franklin Electric spol s.r.o.	Czech Republic	100
Franklin Electric Trading (Shanghai) Co., Ltd.	China	100
Franklin Fueling Sistemas de Combustiveis Ltda	Brazil	100
Franklin Fueling Systems (Beijing) Company Ltd.	China	100
Franklin Fueling Systems Australia Pty. Ltd.	Australia	100
Franklin Fueling Systems France SARL	France	100
Franklin Fueling Systems GmbH	Germany	100
Franklin Fueling Systems India Private Ltd.	India	100
Franklin Fueling Systems Ltd.	United Kingdom	100
Franklin Fueling Systems, LLC	Indiana	100
Franklin Grid Solutions, LLC	Maine	100
Franklin Wadcorpp India Private Limited	India	65
Headwater Companies, LLC	Indiana	100
Impo Motor Pompa Sanayi ve Ticaret A.S.	Turkey	100

Subsidiary	State or Country of Organization	Percent of Voting Stock Owned
Motores Electricos Sumergibles de Mexico S. de R.L de C.V.	Mexico	100
Motores Franklin S.A. de C.V.	Mexico	100
Motori Sommersi Riavvolgibili S.r.l.	Italy	75
Pioneer Pump Holdings Pty.	Australia	100
Pioneer Pump Ltd.	United Kingdom	100
Pioneer Pump Pty. Ltd.	South Africa	100
Pioneer Pump Solutions Ltd.	United Kingdom	100
Pioneer Pump, LLC	Texas	100
Pluga Pumps and Motors Private Limited	India	75
Servicios de MESMEX S de SRL de CV	Mexico	100
Western Hydro, LLC	California	100